Exhibit 4.3

iShares® Copper Trust

Creation and Redemption Procedures

Dated as of [            ], 2011

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iSHARES® COPPER TRUST

CREATION AND REDEMPTION PROCEDURES

adopted by the Sponsor and the Trustee (each as defined below) as of [            ], 2011

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1. Definitions. For purposes of these Procedures, unless the context otherwise requires, the following terms will have the following meanings:

“Authorized Participant” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Authorized Participant Agreement” shall mean, with respect to an Authorized Participant, such Authorized Participant’s Authorized Participant Agreement with the Trustee and the Sponsor.

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of its Authorized Participant Agreement, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Trustee for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Basket Copper Amount” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Business Day” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Copper” means electrolytic copper Grade A in the form of cathodes that, at the time it is delivered to the Trust, satisfies all of the requirements (including in respect of brand, markings, bundling, shape, weight and size) to be put on Warrant in compliance with the LME Rulebook as in effect at the time such copper is delivered to Custodian pursuant hereto.

“Copper Redemption Proceeds” shall mean, with respect to a Redemption Order, the product of (i) the number of Baskets to be redeemed pursuant to such Redemption Order, and (ii) the Basket Copper Amount applicable to such Redemption Order pursuant to Section 3.1(c) of these Procedures.

“Creation” means the process that begins when an Authorized Participant first indicates to the Trustee its intention to purchase Shares pursuant to these Procedures and concludes with the issuance by the Trustee and delivery to such Authorized Participant of the corresponding number of Shares.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Trustee and communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Custodian” shall mean each institution with which the Trustee shall have entered into an agreement for the custody of the Trust’s property and each successor thereto in compliance with the provisions thereof.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“Exchange” means the securities exchange on which the Shares are listed for trading.

“Initial Creation” shall mean the first Creation of Shares pursuant to the provisions of Section 2.1.

“Irreducible Amount” shall have the meaning ascribed to the term in Section 3.1(f) of these Procedures.

“Liquidity Provider” shall mean the party retained from time to time by the Sponsor to purchase from an Authorized Participant any Irreducible Amount credited to such Authorized Participant’s account at the Custodian as a result of a redemption of Shares as provided in these Procedures.

“Lot” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“LME” shall mean The London Metal Exchange or any successor thereto.

“LME Bid Price” shall mean, as of any day, the Official Price of Copper (Cash (Buyer)) announced on such day by the LME.

“LME Rulebook” shall mean the Rules and Regulations of the London Metal Exchange, as from time to time in effect.

“LMEsword Account” shall mean, with respect to an Authorized Participant, the account to which Warrants transferred to such Authorized Participant are credited in compliance with the LME Rulebook.

“On Warrant Transaction Fee” shall mean a fee payable by an Authorized Participant to the Custodian if the Copper delivered by or on behalf of such Authorized Participant in connection with a Creation has been at any time held “on Warrant” (i.e, the title to such metal has been represented by a Warrant as defined by the LME Rulebook) in any location operated by the Custodian under the terms of its LME Warehouse Agreement provided that if such metal has been previously delivered to the Custodian as part of a Creation (according to these Procedures) then no such fee shall be paid. Such fee shall be determined from time to time by the Custodian with the consent of the Sponsor; provided, that the initial On Warrant Transaction Fee shall be $[        ] per Tonne.

“Order Cut-Off Time” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Order Date” shall have, (i) with respect to a Purchase Order, the meaning ascribed to the term in Section 2.2(a) hereof; and (ii) with respect to a Redemption Order, the meaning ascribed to the term in Section 3.1(a) hereof.

“Procedures” shall mean these Creation and Redemption Procedures, as amended from time to time by the Sponsor and the Trustee.

“Purchase Order” shall mean an order to purchase one or more Baskets in such form as the Trustee, in consultation with the Sponsor, may from time to time adopt.

“Redemption” means the process that begins when an Authorized Participant first indicates to the Trustee its intention to redeem Shares pursuant to these Procedures and concludes with the cancellation by the Trustee of the Shares so redeemed.

“Redemption Order” shall mean an order to redeem one or more Baskets in such form as the Trustee, in consultation with the Sponsor, may from time to time adopt.

“Shares” shall mean shares issued by the Trustee representing fractional, undivided interests in the net assets of the Trust.

“Sponsor” shall mean BlackRock Asset Management International Inc., a Delaware corporation, in its capacity as sponsor under the Trust Agreement, and any successor thereto in such capacity.

“Standard Custodian Transaction Fee” shall mean a fee payable by an Authorized Participant to the Custodian in connection with a Creation or a Redemption, as applicable. Such fee shall be determined from time to time by the Custodian with the consent of the Sponsor; provided, that the initial Standard Custodian Transaction Fee shall be $[        ] per Tonne.

“Trade Date” shall have (i) with respect to a Purchase Order, the meaning set forth in Section 2.2(c) of these Procedures; and (ii) with respect to a Redemption Order, the meaning set forth in Section 3.1(c) of these Procedures.

“Transaction Fee” shall mean, with respect to a Purchase Order or a Redemption Order, US.$[        ] per order, or such other amount as shall be announced from time to time by the Trustee and the Sponsor.

“Trustee” shall mean The Bank of New York Mellon, a New York banking corporation, in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” shall mean the iShares® Copper Trust, a trust governed by the provisions of the Trust Agreement.

“Trust Agreement” shall mean the Depositary Trust Agreement dated as of [            ], 20[    ] between the Trustee and the Sponsor.

“Warrant” shall mean a warrant representing Copper, issued in compliance with the LME Rulebook.

Section 1.2. Interpretation. In these Procedures:

Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Trust Agreement.

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Section 1.3. Conflicts. In case of conflict between any provision of these Procedures and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

ARTICLE II

CREATION PROCEDURES

Section 2.1. Initial Creation of Shares. The first Creation of Shares will take place in compliance with such procedures as the Trustee, the Sponsor and the initial Depositor may agree. The Custodian shall not have any obligation or liability in connection with any such procedures unless the Custodian has given its prior written consent thereto.

Section 2.2. Subsequent Creation of Shares. After the Initial Creation, the issuance and delivery of Shares shall take place only in compliance with the one Lot minimum amount requirement set forth in Section 2.3 of the Trust Agreement, and in compliance with the following rules:

(a) Authorized Participants wishing to acquire Baskets from the Trustee shall place a Purchase Order with the Trustee on any Business Day; provided, however, that Purchase Orders received by the Trustee prior to the Order Cut-Off Time on a Business Day shall have such Business Day as such Purchase Order’s “Order Date”; and, provided further, that Purchase Orders received by the Trustee on or after the Order Cut-Off Time on a Business Day shall have as their Order Date the first subsequent Business Day.

(b) For purposes of paragraph “(a)” above, a Purchase Order shall be deemed “received” by the Trustee only when each of the following has occurred:

(i) An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line informing the Trustee that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets.

(ii) Within one hour following such telephone call, the Trustee shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Purchase Order executed by an Authorized Representative of such Authorized Participant.

(c) The Basket Copper Amount applicable to a Purchase Order will be announced by the Trustee on the first Business Day on which the LME Bid Price is announced following the Order Date of such Purchase Order (such Business Day, the “Trade Date” of such Purchase Order).

(d) On the third Business Day following the Trade Date of a Purchase Order, or on such earlier date as the Trustee in its discretion may agree with the Authorized Participant, the Trustee shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant pursuant to such Purchase Order and credit them to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, by 10:00 a.m. (New York time) on such Business Day all federal, state, local and other taxes and governmental charges and fees due in connection with the transfer of Copper to the Trust have been paid by the Authorized Participant and:

(i) the Custodian shall have reported in writing to the Trustee that:

(1) the aggregate Basket Copper Amount due in respect of such Baskets has been received by the Custodian and identified in the Custodian’s records as the property of the Trust;

(2) no portion of such aggregate Basket Copper Amount is on Warrant;

(3) it has reviewed the Copper received from the Authorized Participant to the extent required in its agreement with the Trustee and has concluded, solely based on that review, that the metal deposited by the Authorized Participant in respect to such Purchase Order meets the definition of Copper; and

(4) the Standard Custodian Transaction Fee, together with (if applicable) the On Warrant Transaction Fee, has been paid by the Authorized Participant;

(ii) the corresponding Transaction Fee has been paid by the Authorized Participant to the Trustee; and

(iii) any fees and other charges incurred in connection with the metal deposited in respect of the Purchase Order have been paid by the Authorized Participant to the Custodian.

(e) In all other cases, the Trustee shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which the conditions set forth in clause Section 2.2(d) above shall have been met.

ARTICLE III

REDEMPTION PROCEDURES

Section 3.1. Redemption of Shares. Redemption of Shares shall take place only in compliance with the one Lot minimum amount requirement set forth in Section 2.6 of the Trust Agreement, and in compliance with the following rules:

(a) Authorized Participants wishing to redeem Baskets shall place a Redemption Order with the Trustee on any Business Day; provided, however, that only Redemption Orders received by the Trustee prior to the Order Cut-Off Time on a Business Day shall have such Business Day as such Redemption Order’s “Order Date”; and provided, further, that Redemption Orders received by the Trustee on or after the Order Cut-Off Time on a Business Day shall have as their Order Date the first subsequent Business Day.

(b) For purposes of paragraph “a” above, a Redemption Order shall be deemed “received” by the Trustee only when each of the following has occurred:

(i) An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line informing the Trustee that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets.

(ii) Within one hour following such telephone call, the Trustee shall have received, via facsimile or electronic mail message, a duly completed, irrevocable Redemption Order executed by an Authorized Representative of such Authorized Participant.

(c) The Basket Copper Amount applicable to a Redemption Order will be announced by the Trustee on the first Business Day on which the LME Bid Price is announced following the Order Date of such Redemption Order (such Business Day, the “Trade Date” of such Redemption Order).

(d) Provided that by 10:00 a.m. (New York time) on the third Business Day following the Trade Date of a Redemption Order, (1) the redeeming Authorized Participant shall have paid to the Custodian the Standard Custodian Transaction Fee and any fees and other charges incurred in connection with the placement of the aggregate Basket Copper Amount on Warrant (or negotiable warehouse receipt(s)) and the transfer of such Warrant(s) (or negotiable warehouse receipt(s)) to the Authorized Participant; and (2) the Trust shall have confirmed in writing to the Custodian that:

(i) the Authorized Participant has delivered to the Trustee’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order;

(ii) the corresponding Transaction Fee has been paid by the Authorized Participant to the Trustee, and

(iii) all federal, state, local and other taxes and governmental charges and fees due in connection with the redemption have been paid by the Authorized Participant,

the Custodian will transfer from the Trustee’s account with the Custodian to such Authorized Participant’s account with the Custodian parcels of Copper identified pursuant to the algorithm provided to the Custodian by the Trustee and which, in the aggregate, equal the Copper Redemption Proceeds corresponding to such Redemption Order and will send written confirmation thereof to the Trustee and the Trustee will then cancel the Shares so redeemed.

(e) Promptly after the transfer of the Copper Redemption Proceeds to the redeeming Authorized Participant’s account as provided in (d) above, the Custodian will:

(i) If the Copper Redemption Proceeds so transferred meet the requirements to be placed on Warrant and the Custodian is otherwise able to issue Warrants at such time, issue (through its London agent in compliance with the LME Rulebook) to the Authorized Participant, and cause to be transferred to such Authorized Participant’s LMEsword Account, one or more Warrants representing, in the aggregate, as much of the Copper Redemption Proceeds as may be placed on Warrant in compliance with the LME Rulebook and without the Custodian having to break apart any specific parcel of Copper credited to the redeeming Authorized Participant’s account pursuant to the algorithm referred to above; provided, that the total amount so placed on Warrant may not exceed the portion of such Copper Redemption Proceeds remaining in the redeeming Authorized Participant’s account with the Custodian at the time of issuance of the Warrants; or

(ii) if the Copper Redemption Proceeds so transferred do not meet the requirements to be placed on Warrant, or the Custodian is otherwise unable to issue Warrants at such time, issue and deliver to the Authorized Participant one or more negotiable warehouse receipts representing, in the aggregate, the largest portion of such Copper Redemption Proceeds remaining in the redeeming Authorized Participant’s account with the Custodian at such time which may, in compliance with market practice prevailing at the time, be represented by negotiable warehouse receipts.

(f) The excess, if any, between the Copper Redemption Proceeds transferred to the redeeming Authorized Participant’s account as provided in Section 3.1(d) above, and the aggregate amount represented by any Warrants or warehouse receipts issued pursuant to Section 3.1(e) above (such excess, the “Irreducible Amount”) shall be promptly transferred by the redeeming Authorized Participant to the Liquidity Provider. The redeeming Authorized Participant shall not provide, and the Custodian will not honor any instructions purporting to transfer all or a portion of an Irreducible Amount to any party other than the Liquidity Provider.

(g) The transactions described in paragraphs (e) and (f) above will take place between the redeeming Authorized Participant and the Custodian (in the case of paragraph (e)) or the Liquidity Provider (in the case of paragraph (f)), and the Trustee shall have not obligation or responsibility in connection with such transactions.

(h) In the event that, by 11:00 a.m. (New York time) on the third Business Day following the Trade Date of a Redemption Order the Trustee’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Trustee will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the Custodian.

IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Creation and Redemption Procedures as of the date set forth above.

THE BANK OF NEW YORK MELLON,

in its capacity as trustee of the iShares® Copper Trust

By:
Name:
Title:

BLACKROCK ASSET MANAGEMENT INTERNATIONAL INC.,

By:	By:
Name:	Name:
Title:	Title: